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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 14, 1996, accompanying the consolidated financial statements of NUKO Information Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the period ended December 31, 1995 (eight months), which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

Grant Thornton LLP
San Jose, California

February 12, 1997